UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 1, 2019 (February 4, 2019)

TAYLOR MORRISON HOME CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35873	83-2026677
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4900 N. Scottsdale Road, Suite 2000

Scottsdale, Arizona 85251

(Address of principal executive offices, including zip code)

(480) 840-8100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Effective February 1, 2019, the Board of Directors (the “Board”) of Taylor Morrison Home Corporation (the “Company”), on the recommendation of its Nominating and Governance Committee (the “Nominating Committee”), increased the size of the Board from seven to eight directors and appointed former U.S. Senator Jeffry (Jeff) L. Flake as an independent director effective immediately. Senator Flake has been appointed for an initial term that expires at the Company’s 2019 annual meeting of stockholders and until his successor is duly elected and qualified. A copy of the press release announcing the appointment is attached hereto as Exhibit 99.1.

In addition, the Board also appointed Senator Flake and current director David C. Merritt as members of the Nominating Committee, effective immediately, replacing James Henry and Anne L. Mariucci. On the recommendation of the Nominating Committee, the Board also (i) appointed current director Andrea (Andi) Owen as a member of the Compensation Committee, effective immediately, replacing David C. Merritt; and (ii) increased the size of the Audit Committee from three to four and appointed current director Denise F. Warren as a member of the Audit Committee, effective immediately.

Senator Flake, 56, most recently served as a U.S. Senator representing Arizona from 2013 to 2019, and prior to that, as a member of the U.S. House of Representatives from 2001 to 2013. During his time in the U.S. Senate, Senator Flake served on the Committees on Energy and Natural Resources, Foreign Relations and Judiciary. As a member of the House of Representatives, he served on the Appropriations, Natural Resources, Judiciary and Foreign Relations Committees. Senator Flake is a New York Times best-selling author and a frequent commentator on public policy. Senator Flake serves as a contributor to CBS News, where he also partners with the network on a series called “Common Ground.” In the fall of 2019, he will be a Resident Fellow at the Kennedy School of Government at Harvard University. Senator Flake holds a bachelor’s degree in international relations and a master’s degree in political science from Brigham Young University.

Under the Company’s annual compensation program for eligible directors, Senator Flake will be entitled to receive the Company’s standard compensation provided to all the Company’s independent directors for service on the Board (currently a $75,000 annual cash retainer, an additional $10,000 annual cash retainer payable to members of the Nominating Committee and an annual equity award with a grant date fair value of $140,000 and payable in the form of restricted stock units (“RSUs”)). Senator Flake will also be entitled to participate in the Taylor Morrison Home Corporation Non-Employee Deferred Compensation Plan (the “Director Plan”). The material terms of the Taylor Morrison Home Corporation 2013 Omnibus Equity Award Plan, as amended and restated (the “Incentive Plan”), the RSUs, the Director Plan and the deferred stock units issued under the Director Plan are the same as those described in the Company’s definitive Proxy Statement on Schedule 14A filed with the SEC on April 17, 2018 and as provided in the Incentive Plan, the form of RSU award agreement, as amended, the Director Plan and the form of deferred stock unit agreement, each as previously filed with the SEC.

Senator Flake will also be eligible to enter into the Company’s customary indemnification agreement for directors and officers.

Senator Flake is not a party to any transactions of the type listed in Item 404(a) of Regulation S-K and was not appointed pursuant to any arrangement or understanding with any other person.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release, dated February 4, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2019

TAYLOR MORRISON HOME CORPORATION

/s/ Darrell C. Sherman
By: Darrell C. Sherman
Executive Vice President, Chief Legal Officer and Secretary